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                                                                      EXHIBIT 11


                           WESTERN COUNTRY CLUBS, INC
                       CALCULATION OF EARNINGS PER SHARE
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                                             WEIGHTED
                                                                   SHARES                   DAYS             AVERAGE
                                                                 OUTSTANDING            OUTSTANDING           SHARES
                                                                 -----------------------------------------------------
COMMON SHARES OUTSTANDING AT DECEMBER 31, 1994                    3,477,264                  365             3,477,264

MARCH 6, 1995 - REPURCHASE OF LOWRIE SHARES                        (700,000)                 301              (577,260)

MARCH 15, 1995 - SHARES ISSUED TO CONSULTANT                         15,000                  292                12,000

MARCH 28, 1995 - RELEASE SHARES SUBJECT TO RECISION                 116,666                  307                98,127

MAY 10, 1995 - EXERCISE OF STOCK OPTIONS                             27,000                  236                17,458

SEPTEMBER 7, 1995 - SHARES ISSUED TO SETTLE ACCOUNTS PAYABLE          8,791                  116                 2,794

                                                                 -----------------------------------------------------
SHARES OUTSTANDING AT DECEMBER 31, 1995 / SUB-TOTAL               2,944,721                                  3,030,383
                                                                  =========
                                                                                       SUB-TOTAL
                                                                                       ---------
STOCK OPTIONS:
     NUMBER OF OPTIONS                                              240,000              240,000
     EXERCISE PRICE                                                   $2.50
                                                                  ---------

                                                                    600,000
     INITIAL PUBLIC OFFERING PRICE                                    $5.25             (114,286)              125,714
                                                                  ------------------------------

     NUMBER OF OPTIONS                                               60,000               60,000
     EXERCISE PRICE                                                   $6.00
                                                                  ---------

                                                                    360,000
     INITIAL PUBLIC OFFERING PRICE                                    $6.50             (55,385)                 4,615
                                                                  -----------------------------------------------------
WEIGHTED AVERAGE COMMON SHARES                                                                               3,160,712

NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1995                                                                 (211,233)
                                                                                                            -----------
NET LOSS PER SHARE                                                                                              ($0.07)
                                                                                                            ===========